EXHIBIT 23-2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






ASA International Ltd.
Framingham, Massachusetts

     We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 of ASA International Ltd. on Form S-8 of our report dated February 15, 2000, relating to the financial statements of ASA Italy S.r.l. as of December 31, 1999, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ Deloitte & Touche, LLP

Deloitte & Touche, LLP

Treviso, Italy
March 27, 2001

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